Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is

entered into and effective as of May 9, 2022 (the “Effective Date”), by and between Nicholas Financial, Inc. (the “Company”), and Douglas Marohn (“Executive”). Company and Executive are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Executive has served as the President and Chief Executive Officer of the Company since December 2017;

WHEREAS, Executive is currently employed by the Company as its President and Chief Executive Officer pursuant to an Employment Agreement effective as of July 8, 2020 (the “Employment Agreement”);

WHEREAS, Executive has communicated to the Board of Directors his decision to resign from his positions as a director, officer, and employee, of the Company, effective as of May 9, 2022; and

WHEREAS, Executive and Company wish to resolve all matters related to the cessation of Executive’s employment with Company on the terms and conditions expressed in this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Separation. Company and Executive agree that, subject to the terms and conditions hereof, Executive’s employment with the Company shall cease effective as of May 9, 2022 (such date the “Separation Date”). Company and Executive further agree that, subject to the terms and conditions hereof, Executive resigns his position as President and Chief Executive Officer of Company. Executive also retires from his position as a member of the Board of directors of the Company and resigns all other positions that Executive may hold as an employee, officer and/or director of the Company and any of its parents, subsidiaries, or other affiliated entities (the “Related Entities”). From and after the Separation Date, the Executive shall not hold any office, title, or fiduciary role with the Company or any affiliated entities. Executive shall execute any such additional documentation as reasonably requested by Company to effect these resignations.

2.
Separation Package. Executive shall be entitled to the following consideration from the Company for the promises and agreements set forth herein:

(a)
Accrued Salary and Vacation. Subject to the terms of this Agreement, the Company shall pay Executive all unpaid salary wages owed through the Separation Date. Subject to the Terms of this Agreement, the Company shall also pay Executive an amount equal to any previously accrued vacation pay, less applicable withholdings and deductions as provided herein. In addition, Executive will be entitled to reimbursement for all properly-incurred and documented business expenses incurred in pursuing Executive’s duties prior to the Separation Date. These payments shall be paid to the Executive within fifteen (15) days following the Effective Date.

(b)
Severance Payment. Subject to the terms of this Agreement, the Company shall pay Executive four and a half (4.5) months’ base salary for a total severance amount of one hundred thirty one thousand two hundred fifty dollars and zero cents ($131,250.00) (the “Severance Payment”), subject to appropriate tax withholdings and payments. The Severance Payment shall be paid to the Executive in a lump sum on the date that is thirty (30) days after the Separation Date; provided that (i) this Agreement has become effective and has not been revoked and (ii) to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), all or a portion of the Severance Payment shall be delayed until the first day of the seventh (7th) month following the month in which the termination of the Executive’s employment occurs, without interest thereon. The Severance Payment will be made via wire pursuant to instructions that shall be provided by Executive no fewer than fourteen (14) days prior to the date payment is due.

(c)
Continued Benefits. Executive and his eligible dependents shall be eligible to continue to participate in the Company’s hospitalization, medical, dental, and vision benefit plans, in accordance with the plans’ terms and conditions, and in accordance with and to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Continuation coverage shall be at Executive’s own expense, except that the Company will pay Executive’s COBRA premiums for four and a half (4.5) months after the Separation Date. After that time, the Executive shall be responsible for all payments related to continuation coverage. Executive shall always be responsible for submitting all documentation necessary for continuing coverage.

(d)
Tax Withholding. Notwithstanding anything contained herein to the contrary, all payments made by the Company to Executive pursuant to this Section 2 shall be reduced by applicable tax withholdings and any other deductions as required by law.

3.
No Other Benefits.

(a)
Executive acknowledges and agrees that, except as expressly set forth in this Agreement, Executive will be entitled to no other benefits or further compensation from Company, and all payments made to Executive shall be less all applicable taxes and other deductions required by law.

(b)
Executive has previously been granted awards of restricted stock (the “Restricted Stock”). The Restricted Stock shall continue to be subject to the terms and conditions as provided by the respective award agreements for each such award. Accordingly, and for the avoidance of doubt, all Restricted Stock that has not vested as of the Separation Date, pursuant to the terms by which such Restricted Stock was granted, shall be forfeited.

4.
General Release of Claims.

(a)
General Release. In consideration of and in return for the promises and covenants undertaken in this Agreement, which are of greater value than Executive would normally be entitled upon resignation, except as noted below, Executive on behalf of himself, his heirs, executors, administrators, attorneys, agents, representatives and assigns, does hereby release, absolve and discharge the Company and its predecessors, parents, subsidiaries, and any affiliates, and the respective officers, directors, trustees, owners, shareholders, employees, insurers, benefit plans, attorneys, agents, and representatives, past and present, (collectively referred to as the “Released Parties”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation or PTO payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether presently known or unknown to Executive (collectively, the “Claims”), which Executive now owns or holds or has at any time owned or held as against the Released Parties, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims known or unknown, suspected or unsuspected: (1) arising out of Executive’s employment with the Company, Executive’s Employment Agreement, resignation of Executive’s positions as described in Section 1, or the cessation of Executive’s employment and/or other service with Company or (2) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Released Parties committed or omitted on or before the date this Agreement is executed by Executive.

For the avoidance of doubt, this Release does not prohibit Executive from bringing any claims based on the future conduct of any Released Party after the Effective Date of this Agreement.

(b)
Types of Claims Waived. EXECUTIVE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EXECUTIVE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT RETRAINING AND NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, ALL STATE LAWS, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EXECUTIVE OR BY A GOVERNMENTAL AGENCY.

(c)
Warranties and Representations. Executive acknowledges and agrees that Executive has not suffered any on-the job injury for which Executive has not already filed a claim, that Executive has been properly provided any leave of absence because of Executive’s, or a family member’s, serious health condition, and that Executive has not been subjected to any improper treatment, conduct or actions.

(c)
Claims Not Waived. The release provided for under Section 4(a) does not apply to any Claim that, as a matter of law cannot be released, including but not limited to unemployment insurance benefits, and workers’ compensation claims. The release provided for under Section 4(a) does not apply to any Claim arising under or in connection with the Company’s obligation to pay or provide any compensation or benefit required to be paid or provided under this Agreement.

(d)
Notification of ADEA Rights and Claims/Opportunity for Review. Executive understands that this Agreement specifically releases and waives all claims Executive may have for age discrimination under the ADEA, except for those that may arise after the date this Agreement is executed by Executive. Likewise, Executive understands that this Agreement does not prohibit Executive from challenging the validity of Executive’s release of claims under the ADEA. Understanding the above, Executive agrees and acknowledges that Executive’s execution of this Agreement is completely voluntary and that Executive has been advised to consult with an attorney prior to executing this Agreement to ensure that Executive fully and thoroughly understands its legal significance. Executive acknowledges that Executive has a right to at least twenty-one (21) days from receipt of this Agreement to consider the provisions of this Agreement. Executive acknowledges that he has made the decision to waive the twenty-one (21) day review period and is therefore executing this Agreement prior to the expiration of the twenty- one (21) days. Executive’s execution is completely voluntary and done with the full knowledge and understanding that Executive is waiving Executive ’s entitlement to the twenty-one day review period.

Executive further acknowledges and understands that Executive may revoke this Agreement within seven (7) days after its execution by Executive by sending a written letter of revocation post-marked no later than seven (7) days after Executive’s execution of this Agreement via email to:

Jeff Royal Chairman of the Board

jroyal@dundeebanking.com

Executive further acknowledges and understands that this Agreement is not effective or enforceable until the revocation period has expired and that Executive shall not receive or be entitled to any payment or benefit hereunder until after the expiration of the revocation period, provided that Executive has not revoked the Agreement during such period.

The “Effective Date” of this Agreement is the eighth (8th) day following execution hereof by Executive , provided that Executive has not revoked this Agreement prior to the expiration of the revocation period described herein.

5.
Covenant Not to Sue for Waived Claims. Except as described below, Executive agrees and covenants not to file any suit, charge, or complaint against the Company and all other Released Parties in any court, forum, commission, or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment and/or other service with Company, the resignation of Executive’s positions as described in Section 1, or the cessation of Executive’s employment and/or other service with the Company. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment and/or other service with, or separation from, the Company. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“Commission”) or other federal, state, or local agency or participating in any investigation or proceeding conducted by such administrative agencies. However, Executive is waiving any claim Executive may have to receive monetary damages in connection with any Commission or other agency proceeding concerning matters covered by this Agreement. Further, nothing in this Agreement shall be construed as to prohibit Executive from filing an action to enforce his rights under this Agreement.

6.
Return of Company Property. On or within one calendar day of the Separation Date, Executive agrees that he will return to Company all Company property, including, without limitation, computers, computer equipment, software, keys and access cards, credit cards, files, data and any and all documents (including paper documents, computerized data, and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships (in the latter two cases, actual or prospective). Executive also commits to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains Executive’s property after the Separation Date. In the event that Executive discovers that Executive continues to retain any such property, Executive shall return it to the Company immediately.

7.
Restrictive Covenants.

(a)
Non-competition

(i)
Executive acknowledges that Executive has performed services of a unique nature for the Company, that he has received confidential and proprietary information in connection with his provision of these services, and that the Executive's performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, Executive hereby agrees and covenants that for a period of one (1) year following the Separation Date, he will not: directly or indirectly engage in, continue in or carry on the business of the Company or any Related Entity, or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto.

(ii)
Executive further agrees and covenants that he shall not engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or the Company.

(iii)
The Executive agrees that the geographic scope of this covenant not to compete shall extend to (i) the states of Alabama, Arizona, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Missouri, Nevada, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin, which constitute the geographic area in which the Company has operated its business at some time during the one year preceding the date of the Executive’s Employment Agreement; and (ii) such broader geographic area where the Company conducted business at any time during the Executive’s employment by the Company.

(iv)
provided, however, that the foregoing shall not preclude the Executive’s ownership of not more than 5% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)
Non-solicitation of customers, clients, and employees. Executive hereby agrees and covenants that:

(i)
for a period of one (1) year following the Separation Date, he shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity solicit, aid or induce any customer or client of the Company to purchase products or services then sold or offered by the Company from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer or client;

(ii)
for a period of one (1) year following the Separation Date, he shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or its Related Entities and any of their respective vendors, joint venturers or licensors.

(iii)
for a period of two (2) years following the Separation Date, he shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity solicit, aid or induce any employee, representative, agent or other service provider of the Company or its Related Entities to leave such employment, retention, service or, in the case of employees or other service providers, to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or hire or retain any such employee or other service provider, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee or other service provider. An employee, representative or agent shall be deemed covered by this Section 7(b)(ii) while so employed or retained and for a period of six (6) months thereafter.

(c)
Enforcement of Restrictions

(i)
Executive hereby acknowledges that: (a) the restrictions provided in this Agreement (including, without limitation, those contained in Section 7 hereof) are reasonable in light of the necessity of the protection of the business of the Company Group; and (ii) his ability to work and earn a living will not be unreasonably restrained by the application of these restrictions.

(ii)
In the event of any breach of the above restrictive covenants in Sections 7(a) and 7(b), the Executive recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section.

(iii)
In the event a court of competent jurisdiction determines that the provisions of the above restrictive covenants are excessively broad as to duration, geographic scope, prohibited activities or otherwise finds the covenants unenforceable, the Parties agree that such covenants shall be reduced or curtailed by such court to the extent necessary to render them enforceable.

8.
Nondisclosure of Confidential/Trade Secret Information. Executive agrees that during the course of his employment with the Company, Executive had access to confidential/trade secret and proprietary information pertaining to the Company and its operation, including but not limited to the Company’s marketing plans, information and/or strategies for the development and growth of the Company’s business and/or its customer and client base, the terms of the Company’s deals and dealings with its customers , clients, and supplier, information regarding the Company’s employees, the Company’s costs, prices, technical data, and data processing and management information systems, and any information regarding human resources at the Company. Executive understands that all such information is considered to be secret and proprietary to the Company and is a valuable commercial asset of the Company. Executive agrees not to make use whatsoever, directly or indirectly, of the Company’s confidential information for Executive’s personal benefit or for any other person, firm, or corporation. Executive warrants that Executive has not removed any of the Company’s confidential information in any form or medium from the Company. Executive agrees to not to remove such information from the Company in any form or medium and will not reveal, disclose, identify, or otherwise provide confidential information to any other person, firm, corporation, or other entity, including the general public, directly or indirectly. Nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that Executive has made such reports or disclosures. As required by the Defend Trade Secrets Act of 2016 (“DTSA”), 18 U.S.C. § 1833(b), Executive is hereby notified that an individual shall not be held criminally liable or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made under circumstances described therein, including: (1) in confidence to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a legal proceeding, so long as such document is filed under seal; or (3) if Executive files suit against the Company for retaliation for reporting a suspected violation of law, then to Executive’s attorney or in that court proceeding, so long as any document Executive files containing the trade secret is filed under seal and Executive does not disclose the trade secret except pursuant to court order. Unless expressly provided, the DTSA does not authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

9.
Cooperation. Executive also agrees to reasonably cooperate with Company regarding any pending or subsequently filed litigation, claims, or other disputes involving the Company that relate to matters within the knowledge or responsibility of Executive during his employment with Company. Without limiting the foregoing, Executive agrees (i) to meet with

Company representatives, its counsel, or other designees at mutually convenient and reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (iii) to provide Company with notice of contact by any adverse party or such adverse party’s representative, except as may be required by law. The Company will reimburse Executive for all reasonable, necessary, and documented expenses he incurs in complying with this Section.

10.
No Representations as to Taxation. All payments made to Executive shall be less all applicable taxes and other deductions as required by law. Company makes no representations regarding the taxability or legal effect of the payments described in this Agreement, and Executive is not relying on any statement or representation of Company in this regard. Executive will be solely responsible for the payment of any taxes and penalties assessed on the payment.

11.
Full Disclosure To Company. Executive represents and hereby reaffirms that he has not knowingly withheld any material information concerning any conduct involving the Company or its Related Entities or any of their respective employees or agents that Executive has any reason to believe may be unlawful or may violate Company policies in any material respect. Executive further represents that he has no information to indicate that any and all certifications which he may have signed in his capacity as an officer of the Company were inaccurate.

12.
Governing Law and Forum Selection.

(a)
The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida.

(b)
Any dispute, legal action, or proceeding with respect to or arising out of this Agreement must be brought and determined in the state or federal courts of competent jurisdiction in the state of Florida and may not be brought or determined in any other forum or jurisdiction. Each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts. The venue for such litigation shall be Tampa, Florida. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs.

13.
Non-Admission. The Parties agree that this Agreement shall not be construed as an admission by either Party that it or he has violated any statute, law or regulation, breached any contract or agreement, or engaged in any improper conduct.

14.
Non-Disparagement. Executive agrees not to directly or indirectly, in any form or medium, including but not limited to social media websites or forums, engage in or encourage any communications that disparage or are intended to disparage the Company, including without limitation, the Company’s products, services, research, subsidiaries and/or affiliated or Related Entities, officers, directors, attorneys, and/or employees. Executive further agrees not to directly or indirectly, in any form or medium, including but not limited to social media websites or forums, make any statement or release any information about the Company which encourages others to make any statements or provide any information designed to embarrass, disparage or criticize the Company including, without limitation, the Company and its products, services, research, subsidiaries and/or affiliated or Related Entities, officers, directors, attorneys, and employees. Nothing in this Agreement prohibits Executive from truthfully reporting violations of federal or state law or regulations to any regulatory, administrative or law enforcement agency, making other disclosures that are protected under any applicable federal or state law or regulation, or providing testimony or information in response to a subpoena or discovery request. Executive agrees that this is a material term to this Agreement.

15.
Section 409A Compliance. The intent of the Parties is that payments and benefits contemplated under this Agreement are exempt from, or comply with, the requirements of Section 409A, and accordingly, to the maximum extent permitted, this Agreement will be interpreted to be exempt therefrom or in compliance therewith. Executive and the Company hereby agree that the cessation of Executive’s employment on the Separation Date will constitute a “separation from service” within the meaning of Section 409A. To the extent this Agreement provides for reimbursements of expenses incurred by Executive or in-kind benefits the provision of which are not exempt from the requirements of Section 409A, the following terms apply with respect to such reimbursements or benefits: (i) the reimbursement of expenses or provision of in- kind benefits will be made or provided only during the period of time specifically provided herein; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year will not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) all reimbursements will be made no later than the last day of the calendar year immediately following the calendar year in which the expense was incurred; and (iv) the right to reimbursement or the in-kind benefit will not be subject to liquidation or exchange for payment. For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

16.
Confidentiality. The Parties acknowledge that the Company shall publicly disclose the existence and terms of this Agreement as required by applicable laws and regulations, including but not limited to the filing of an SEC Form 8-k within four business days of the Separation Date.

17.
Entire Agreement. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement. Each Party acknowledges that he or it has relied solely upon his or its own legal and tax advisors and that the lawyers, accountants and advisors to the other Party have not given any legal or tax advice to such Party in connection with this Agreement. All prior contracts, oral and written, between the Parties are void other than as expressly stated in this Agreement.

18.
General Terms and Conditions.

(a)
If any provision of this Agreement or any application of any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

(b)
The Parties represent and warrant that neither Party has heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released. Each Party agrees to indemnify and hold the other Party harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees or costs, actually paid or incurred, arising out of or in any way connected with any such transfer or assignment or any such purported or claimed transfer or assignment.

(c)
Except as set forth above, this Agreement and all covenants and release set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

(d)
This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

(e)
Any waiver by any Party to this Agreement of any provision of this Agreement in any instance shall not be deemed a waiver of such provision in the future.

(f)
The headings in this Agreement are included for convenience only and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

(g)
All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the addresses maintained in the Company's records. Notices sent to the Company should be directed to the attention of the Company’s Chairman of the Board.

(h)
Any modifications to this Agreement must be made in writing and signed by Executive and Company.

(i)
This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same instrument. Signatures delivered by facsimile or email shall be deemed effective for all purposes to the extent permitted under applicable law.

[signature page follows]

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS RELEASE IS A BINDING AND LEGAL DOCUMENT. EXECUTIVE FURTHER AGREES THAT HE HAS HAD, AND IN CONSULTANTION WITH COUNSEL, HAS ELECTED TO WAIVE A RIGHT TO A TWENTY-ONE (21) DAY PERIOD TO REVIEW THE PROVISIONS OF THIS RELEASE, AND THAT IN EXECUTING THIS RELEASE EXECUTIVE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY COMPANY OR ANY OF ITS EXECUTIVES OR REPRESENTATIVES REGARDING THIS RELEASE’S SUBJECT MATTER AND/OR EFFECT. EXECUTIVE HAS READ AND FULLY UNDERSTANDS THIS RELEASE AND VOLUNTARILY AGREES TO ITS TERMS.

IN WITNESS WHEREOF, the Parties hereto have executed this Separation and Release Agreement as of the date written below.

Date: May 9, 2022 /s/ Douglas Marohn

Douglas Marohn

Date: May 10, 2022 NICHOLAS FINANCIAL, INC.,

By:_/s/ Jeffrey C. Royal

Name: Jeffrey C. Royal

Title: Chairman of the Board of Directors